Exhibit 99

EDO Revenue up 17 Percent; Earnings up 29 Percent

    NEW YORK--(BUSINESS WIRE)--April 29, 2004--EDO Corporation (NYSE:
EDO) recorded revenue of $110.9 million in the first quarter of 2004, up $16.5 million or 17 percent from the $94.4 million recorded in the first quarter of 2003. Net earnings for the quarter were $3.9 million, up 29 percent from the $3.0 million recorded in the prior year's quarter. On a diluted per-share basis, earnings were $0.22, up 29 percent from the $0.17 recorded in the first quarter of 2003.
    "We posted a solid quarter," said Chief Executive Officer James M. Smith. "While the first quarter is historically our lowest sales period, we continued to generate substantial earnings improvement. At the same time, we are focusing our efforts on a number of high-potential opportunities. These include opportunities for new contract wins as well as acquisitions."

    Revenue Growth

    EDO's 17 percent revenue growth for the quarter was aided by strong sales in defense electronics and aircraft armament systems. These were partially offset by delays in certain contract awards in both the U.S. and the U.K. Excluding the impact of acquisitions owned for less than one year, revenues were about the same as the first quarter of last year. However, the company continues to forecast organic growth in the range of 7 to 9 percent for the full year.

    Earnings Growth

    The company's strong earnings growth was driven by a 68 percent improvement in the defense segment, partially offset by a loss in the communications-and-space-products segment. This segment's loss was related to the development and start-up production phases of certain interference-cancellation programs. The segment is expected to return to profitability for the full year.
    EBITDA margins, as adjusted, (see attached "Calculation of EBITDA" worksheet) were 12.9 percent of revenue in the first quarter of 2004, below the company's full-year target range of 13.0 to 14.0 percent. EBITDA margins were impacted by the loss in the communications and space segment, as discussed above. For the quarter, EBITDA, as adjusted, was $14.3 million, versus $13.0 million in the first quarter of 2003.

    Cash Flow

    Our cash balance at the end of the first quarter decreased to $65.8 million, from $86.6 million at the end of 2003. This was primarily the result of working-capital timing issues. These include increases in inventories and unbilled accounts receivable related to work-in-progress on sizable contracts, such as SEPS-Warlock, various reconnaissance and surveillance projects, the F/A-22 and the F-35 Joint Strike Fighter. For the full year, we expect to generate positive cash flow from operations in a range consistent with our historical performance.

    Backlog

    The total funded backlog of unfilled orders increased 11 percent since year-end, and 18 percent since the first quarter of 2003. As of March 27, the backlog stood at a record $513.5 million, up from $462.3 million on Dec. 31 and $433.5 million on March 29, 2003. Backlog does not include portions of contracts for which the U.S. government has not yet appropriated funds, nor does it include unexercised options in any contract. Such unfunded contracts and unexercised options add approximately $408 million in high-confidence future revenue, for a total of more than $900 million.

    Outlook

    The following statement is based on current expectations. This statement is forward-looking, and actual results may differ materially.
    "EDO continues to invest for long-term sustainable growth and profitability," concluded Smith. "We have the financial strength needed to address the normal working-capital fluctuations of our expanding business. We also have the resources to acquire operations that further develop our niche technologies. We continue to move ahead with this successful business strategy, and remain confident about our revenue estimate of $525 million to $535 million for the full year."

    Conference Call

    EDO will conduct a conference call at 10:30 a.m. EDT on April 29 to review these results in more detail. A live web cast of the conference call will be available at www.edocorp.com. For those who cannot listen to the live broadcast, a replay of the call will be available on the corporate site. There will also be a telephone replay of the call available until May 6. To listen to the telephone replay, dial 1-800-633-8284 (outside the U.S. dial 1-402-977-9140), and enter reservation #21192080.

    About EDO Corporation

    EDO Corporation provides military and commercial products and professional services, with core competencies in a wide range of critical defense areas, including:

    --  Aircraft Armament

    --  Defense Electronics

    --  Undersea Warfare

    --  C4I - Command, Control, Communications, Computers, and
        Intelligence

    --  Integrated Composite Structures

    EDO (www.edocorp.com) was founded in 1925, and is headquartered in New York City. The company employs 2,700 people.

    Forward-Looking Statements

    Certain statements made in this release, including statements about future profitability, future revenues and long-term organic revenue growth, as well as annual revenue expectations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, changes in the government's funding priorities, the impact of competitive products and pricing, the inability to successfully execute business strategies, difficulties encountered in the integration of acquired businesses ,the inability to secure required regulatory approvals and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.



                   EDO Corporation and Subsidiaries
            Condensed Consolidated Statements of Earnings
               ($000's omitted, except per share data)


                                                 Three months ended
                                                March 27,   March 29,
                                                  2004        2003
                                               ----------- -----------
                                                     (unaudited)

Net sales                                        $110,877     $94,377

Costs and expenses:
   Cost of sales                                   80,658      69,830
   Selling, general and administrative             20,087      15,207
   Research and development                         1,465       1,990
   Acquisition-related costs                            -         205
                                               ----------- -----------
                                                  102,210      87,232

                                               ----------- -----------
Operating earnings                                  8,667       7,145

   Interest income                                    242         235
   Interest (expense)                              (2,223)     (2,227)
   Other, net                                          22          33
                                               ----------- -----------
Non-operating earnings (expense):                  (1,959)     (1,959)

                                               ----------- -----------
Net earnings before income taxes                    6,708       5,186

Income tax expense                                 (2,851)     (2,204)

                                               ----------- -----------
Net earnings                                       $3,857      $2,982
                                               =========== ===========

Net earnings per common share:
   Basic:                                           $0.22       $0.17
   Diluted:                                         $0.22       $0.17
                                               =========== ===========

Weighted average shares outstanding
   Basic                                           17,549      17,230
   Diluted                                         17,834      17,472
                                               =========== ===========


Backlog of unfilled orders                       $513,490    $433,480




                   EDO Corporation and Subsidiaries
                Condensed Consolidated Balance Sheets
                           ($000's omitted)


                                               March 27,     Dec 31,
                                                 2004         2003
                                              ------------------------
                                              (unaudited)
Assets

Current Assets:
Cash and cash equivalents                        $65,823      $86,632
Accounts receivable, net                         142,034      134,303
Inventories                                       43,462       34,733
Deferred income tax asset, net                     3,594        3,594
Prepayments & other                                7,721        5,954
                                              ------------------------
          Total Current Assets                   262,634      265,216

Property, plant and equipment, net                30,755       31,355
Notes receivable                                   6,604        6,538
Goodwill                                          92,550       92,527
Other intangible assets                           54,465       55,898
Deferred income tax asset, net                    21,655       21,774
Other assets                                      20,286       21,388
                                              ------------------------
Total Assets                                    $488,949     $494,696
                                              ========================

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable and accrued liabilities         $73,076      $84,743
Contract advances and deposits                     8,256        8,195
                                              ------------------------
        Total Current Liabilities                 81,332       92,938

Long-term debt                                   137,800      137,800
Post-retirement benefits obligations              72,225       71,898
Environmental obligation                           1,768        1,728
Shareholders' equity                             195,824      190,332

                                              ------------------------
Total Liabilities & Shareholders' Equity        $488,949     $494,696
                                              ========================




                   EDO Corporation and Subsidiaries
                             SEGMENT DATA
                           ($000's omitted)


                                                Three months ended
                                               March 27,   March 29,
                                                  2004        2003
                                              ------------------------
                                                     (unaudited)
Net sales:
   Defense                                        $88,040     $70,018
   Communications and Space Products               11,552      14,380
   Engineered Materials                            11,285       9,979
                                              ------------------------
                                                 $110,877     $94,377
                                              ========================

Operating earnings (loss):
   Defense (1)                                     $9,030      $5,375
   Communications and Space Products               (1,091)      1,224
   Engineered Materials                               728         546
                                              ------------------------
                                                    8,667       7,145


Net interest (expense)                             (1,981)     (1,992)
Other, net                                             22          33
                                              ------------------------

Earnings from operations before income taxes       $6,708      $5,186
                                              ========================


(1) Acquisition-related costs included above            -         205




                   EDO Corporation and Subsidiaries
                        Calculation of EBITDA
               ($000's omitted, except per share data)



                                                 Three months ended
                                                March 27,   March 29,
                                                  2004        2003
                                               ----------- -----------
                                                     (unaudited)

Net earnings before income taxes                   $6,708      $5,186

Interest expense                                    2,223       2,227
Interest income                                      (242)       (235)
                                               ----------- -----------
Net interest expense                                1,981       1,992

Depreciation                                        2,585       2,895
Amortization                                        1,441         940
                                               ----------- -----------
Total depreciation & amortization                   4,026       3,835

                                               ----------- -----------
EBITDA                                             12,715      11,013

Acquisition-related costs                               -         205
ESOP compensation expense                           1,051         766
Pension expense                                       550       1,000
                                               ----------- -----------
EBITDA, as adjusted                               $14,316     $12,984

Diluted shares outstanding                         17,834      17,472

EBITDA, as adjusted, per diluted share              $0.80       $0.74
                                               =========== ===========




                   EDO Corporation and Subsidiaries
                       GUIDANCE DATA ESTIMATES


                                                   Fiscal 2004
                                           ---------------------------

Revenue range                              $525 million - $535 million

Pension costs                                     $2.2 million

Effective operating tax rate                      42.0% - 43.0%

EBITDA, as adjusted, margin range                 13.0% - 14.0%

ESOP shares issued per quarter                       42,376

Average diluted shares outstanding                17.8 million
 (excluding Note conversion* and
  unallocated ESOP shares.)


    * "If-converted method" (FAS 128) to determine diluted EPS:

    - Shares to be issued if 5.25% Notes are converted at $31.26/share would be 4,408,189.

    - Quarterly interest on Notes reduces Net Earnings by $1,030,916.

      The decision point for the dilution test is $1,030,916 / 4,408,189, or $0.2339 per share. Since EPS was otherwise less than $0.2339, the impact of the Notes was not dilutive, thus conversion of the Notes was not assumed in calculating diluted EPS this quarter.


This table contains estimates based on management's current
 expectations.
This information is forward-looking, and actual results may differ materially.


    CONTACT: EDO Corporation
             William A. Walkowiak, CFA, 212-716-2038
             ir@edocorp.com